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                         INDEPENDENT AUDITORS' CONSENT

To the Shareholders and Board of Directors of SG Cowen Standby Reserve Fund, Inc. and
SG Cowen Standby Tax-Exempt Reserve Fund, Inc.:

We consent to the use of our report dated November 5, 1999, with respect to SG Cowen Standby Tax-Exempt Reserve Fund, Inc., incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditors and Counsel" and "Financial Statements" in the Statement of Additional Information.



                                         KPMG LLP




New York, New York
January 23, 2000